                                  EXHIBIT 10.6







                        STANFORD TELECOMMUNICATIONS, INC.


                             1991 STOCK OPTION PLAN

               (Amended and Restated Effective February 15, 1995)

                                TABLE OF CONTENTS

                                                                            Page

1.   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

3.   Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

4.   Administration. . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     (a)  Committee Procedures . . . . . . . . . . . . . . . . . . . . . .    4
     (b)  Committee Responsibilities . . . . . . . . . . . . . . . . . . .    4
     (c)  Modification, Extension and Renewal of Options . . . . . . . . .    6

5.   Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     (a)  Ten Percent Shareholders . . . . . . . . . . . . . . . . . . . .    7
     (b)  Stock Ownership. . . . . . . . . . . . . . . . . . . . . . . . .    7
     (c)  Outstanding Stock. . . . . . . . . . . . . . . . . . . . . . . .    7

6.   Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

7.   Terms and Conditions of Options . . . . . . . . . . . . . . . . . . .    8
     (a)  Number of Shares . . . . . . . . . . . . . . . . . . . . . . . .    8
     (b)  Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . .    8
     (c)  Medium and Time of Payment . . . . . . . . . . . . . . . . . . .    9
     (d)  Agreement To Serve . . . . . . . . . . . . . . . . . . . . . . .   10
     (e)  Term and Exercise of Options; Nontransferability of Options. . .   10
     (f)  Termination of Employment. . . . . . . . . . . . . . . . . . . .   11
     (g)  Rights as a Stockholder. . . . . . . . . . . . . . . . . . . . .   11
     (h)  Other Provisions . . . . . . . . . . . . . . . . . . . . . . . .   11

8.   Term of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .   12

9.   Adjustment of and Changes in the Shares . . . . . . . . . . . . . . .   12

10.  Securities Law Requirements . . . . . . . . . . . . . . . . . . . . .   15

11.  Amendment of the Plan . . . . . . . . . . . . . . . . . . . . . . . .   16

12.  Deliveries of Certificates and Resale . . . . . . . . . . . . . . . .   16

13.  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

14.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

15.  Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                        STANFORD TELECOMMUNICATIONS, INC.

                             1991 STOCK OPTION PLAN

               (Amended and Restated Effective February 15, 1995)


     1. PURPOSE. This amended and restated Stock Option Plan of Stanford Telecommunications, Inc., a Delaware corporation (the "Corporation"), and its eligible subsidiaries, is intended to provide incentive to employees of the Corporation or of its subsidiaries, to encourage employee proprietary interest in the Corporation, to encourage employees to remain in the employ of the Corporation or of its subsidiaries and to attract and retain the best available personnel for service as directors of the Corporation. Options granted under the Plan may include both Nonstatutory Options and Incentive Stock Options.
This amended and restated Plan (a) increases the number of shares subject to the Plan, (b) permits the grant of options to certain nonemployee directors,
(c) adds an individual grant limitation required by Code section 162(m) for option income for certain individuals to be tax deductible by the Corporation, and (d) makes certain additional changes.

     2.  DEFINITIONS.

     (a)  "Board" shall mean the Board of Directors of the Corporation.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Common Stock" shall mean the Common Stock of the Corporation.

     (d) "Committee" shall mean the Committee, if any, appointed by the Board in accordance with Section 4 of the Plan.

     (e) "Corporation" shall mean Stanford Telecommunications, Inc., a Delaware corporation.

     (f) "Employee" shall mean an individual (who may be an officer or a director) employed by the Company (within the meaning of Code section 3401 and the regulations thereunder).

     (g) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Committee, at which an option may be exercised.

     (h) "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

               (i) If the shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

               (ii) If the shares are traded over-the-counter on The Nasdaq Stock Market, the mean between the bid and the asked price at the close of business on the date of valuation, or, in the event the shares are traded on The Nasdaq Stock Market, the last price on the date of valuation; and

               (iii) If neither (i) nor (ii) applies, the Fair Market Value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (i)  "Incentive Stock Option" shall mean an Option described in Code section 422(b).

     (j) "Nonstatutory Option" shall mean an employee stock option not described in sections 422(b), 423(b) or 424(b) of the Code.

     (k) "Option" shall mean an Incentive Stock Option or a Nonstatutory Option granted pursuant to the Plan.

     (l) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

     (m) "Optionee" shall mean an Employee or a nonemployee member of the Board who has received an Option.

     (n) "Plan" shall mean this stock option plan, as amended and restated herein.

     (o) "Share" shall mean one Share of Common Stock, adjusted in accordance with Section 9 of the Plan (if applicable).


     (p) "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation where each of the corporations in the unbroken chain (other than the last corporation) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. EFFECTIVE DATE. This amended and restated Plan was adopted by the Board effective February 15, 1995; provided, however, that if the Plan, as hereby amended and restated, is not approved by the stockholders of the Corporation within twelve (12) months from the date of its adoption by the Board, the amended and restated Plan shall terminate and all Options granted hereunder shall be cancelled.

     4.  ADMINISTRATION.

     (a) COMMITTEE PROCEDURES. The Committee shall be designated by the Board and shall have such membership composition which enables the Plan to qualify under Rule 16b-3 issued under the Securities Exchange Act of 1934 (the "Exchange Act") with regard to the grant of Options to persons who are subject to
Section 16 of the Exchange Act. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (b) COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

               (i)  To interpret the Plan and to apply its provisions;


               (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

               (iii) To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;

               (iv) To determine when Options are to be granted under the Plan;

               (v)  To select the recipients of Options;

               (vi) To determine the number of shares to be subject to each Option;

               (vii) To prescribe the terms and conditions of each Option, including (without limitation) the exercise price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether an Option is to be classified as an incentive stock option or a nonstatutory option, and to specify the provisions of the Option Agreement relating to such Option;

               (viii) To amend any outstanding Option, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

               (ix) To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration;

               (x) To determine the disposition of each Option under the Plan in the event of an Employee's divorce or dissolution of marriage;

               (xi) To determine whether Options will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

               (xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or any Option; and

               (xiii) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees, and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option to acquire Shares under the Plan.

     (c) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price or without regard to such grants. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

     5. ELIGIBILITY. Optionees shall be such key Employees (who may be officers, whether or not they are directors) of the Corporation or of its Subsidiaries as the Committee shall, in its complete discretion, select, but subject to the terms and conditions set forth below. Optionees may also include any nonemployee member of the Board who is not a member of the Committee at the time of the grant.

     (a) TEN PERCENT SHAREHOLDERS. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option pursuant to this Plan unless, at the time such Option is granted to him or her, the Exercise Price of the Shares subject to such Option to such Employee is at least one hundred and ten percent (110%) of the Fair Market Value of such Shares, and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

     (b) STOCK OWNERSHIP. For purposes of this section, in determining stock ownership, an Employee shall be considered as owning the Shares owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors, and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Shares with respect to which such Employee holds an option shall not be counted.

     (c) OUTSTANDING STOCK. For purposes of this section, "Outstanding Stock" shall include all Shares actually issued and outstanding immediately after the grant of the Incentive Stock Option to the Optionee. Outstanding Stock shall not include treasury Shares or Shares authorized for issue under outstanding Options held by the optionee or by any other person.

     6. STOCK. The stock subject to Options authorized to be granted under the Plan shall consist of one million (1,000,000) Shares of the Corporation's authorized but unissued or reacquired Common Stock. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be subject to an Option.

     The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 9 hereof.

     7. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by written agreements in such form as the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

     (a) NUMBER OF SHARES. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof. The Stock Option Agreement shall also specify whether the option is an Incentive Stock Option or a Nonstatutory Option. Notwithstanding the foregoing, no Optionee shall be granted Options pertaining to more than two hundred thousand (200,000) Shares over the life of the Plan.

     (b) EXERCISE PRICE. Each Option shall state the Exercise Price. The Exercise Price under an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the date of grant, or, in the case of an Option granted to an optionee who is described in
Section 5(a) hereof, than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. The Exercise Price under a Nonstatutory Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant.


     (c) MEDIUM AND TIME OF PAYMENT. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that, in its discretion, the Committee may permit the Purchase Price to be paid by one of the following the alternative methods:

               (i) The surrender of Shares in good form for transfer, owned for such period prescribed by the Committee by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price;

               (ii) In any combination of cash and Shares, so long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price;

               (iii) In whole or in part with a full recourse promissory note executed by the Optionee. No Share shall be issued until full payment therefor has been made.

               (iv) By delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price.

     As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. Such arrangements may include share withholding or the delivery of previously owned Shares in accordance with the Committee's rules.

     (d) AGREEMENT TO SERVE. Each Optionee shall agree that he or she will remain in the Corporation's or a Subsidiary's employ or service for at least one year from the date of grant. Such provision does not offset the Corporation's right to terminate an Optionee's employ or service at any time and for any reason.

     (e) TERM AND EXERCISE OF OPTIONS; NONTRANSFERABILITY OF OPTIONS. Each Option shall specify the date when all or any installment of the Option is to become exercisable. The Option shall also specify the term of the Option, but in no event shall the term of an ISO be greater than ten (10) years from the date of grant. Subject to the preceding two sentences, the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire. Except to the extent the Option agreement otherwise provides, each Option shall be transferable only by will or the laws of descent and distribution and shall only be exercisable by the Optionee during his or her lifetime.

     (f) TERMINATION OF EMPLOYMENT. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of employment and/or service with the Corporation or a Subsidiary, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment and/or service.

     (g) RIGHTS AS A STOCKHOLDER. An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9.

     (h) OTHER PROVISIONS. The Option agreements authorized under the Plan shall contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

     8. TERM OF THE PLAN. Options may be granted until the termination of the Plan on January 26, 2001.

     9. ADJUSTMENT OF AND CHANGES IN THE SHARES. In the event the outstanding Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of the outstanding Shares of the Corporation shall be increased through the payment of a stock dividend, the Committee shall substitute for or add to each Share theretofore appropriated or thereafter subject to or which may become subject to an Option, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, so that any Optionee's proportionate interest in the Corporation by reason of his rights under unexercised portions of such Options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the Option and with a corresponding adjustment in the Option price per Share.

     Notwithstanding the foregoing, in the event of the sale, dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving or resulting corporation, or a merger or consolidation in which the Corporation becomes the subsidiary of another person or entity, the Committee shall have the power to cause the termination of every Option outstanding hereunder, except that the surviving, resulting or parent corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, however, that in all events, each Optionee shall have the right, immediately prior to such sale, dissolution, liquidation, merger or consolidation, to notification thereof as soon as practicable and, thereafter, to exercise each Option with respect to which a period of at least one (1) year has elapsed from the date of grant of the Option, and purchase Shares subject thereto to the extent of any unexercised portion of such Option, regardless of any vesting provisions hereunder. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation and upon the Corporation's receipt of written notice of such exercise at least five (5) days prior to such sale, dissolution, liquidation, merger or consolidation. For purposes of this paragraph, the Corporation shall be deemed to be a "subsidiary" of any person or entity that owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding shares of the Corporation.

     In the event of an offer by any person or entity to all shareholders of the Corporation to purchase more than fifty percent (50%) of the Shares outstanding immediately prior to such offer (or shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in this Section 9), any Optionee shall have the right upon the commencement of such offer to exercise each Option with respect to which of a period at least one year has elapsed from the date of grant of the Option, and purchase Shares subject thereto to the extent of any unexercised or unvested portion of such Option, regardless of any vesting provisions hereunder. This right of exercise shall be conditioned upon the consummation of the transaction described in the preceding sentence and upon the Corporation's receipt of written notice of such exercise at least five (5) days prior to the consummation of such transaction.

     No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Section 9. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Committee to each Optionee and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     To the extent any adjustments required pursuant to this Section 9 relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as expressly provided in this Section 9, an Optionee shall have no rights by reason of any of the following events: (i) a subdivision or consolidation of shares of stock of any class; (ii) payment of any stock dividend; (iii) any other increase or decrease in the number of shares of stock of any class; or (iv) any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of Shares subject to the Option, and no adjustment by reason thereof shall be made.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, recapitalizations, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     10. SECURITIES LAW REQUIREMENTS. No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:
(i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

     11. AMENDMENT OF THE PLAN. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and any such action shall be subject to the approval of the Corporation's stockholders only to the extent required by applicable laws, regulations or rules.

     12. DELIVERIES OF CERTIFICATES AND RESALE. Certificates for the Shares acquired through the exercise of an Option shall be delivered to the Optionee involved as soon as possible after such exercise and the receipt by the Corporation of payment for such Shares. Such certificates shall be subject to such legends, stop-transfer instructions, or other conditions as counsel for the Corporation may require in order to ensure the Corporation's compliance with all applicable state and federal laws. There is no assurance that an Optionee may sell the Shares acquired through the exercise of an Option until such Shares have been registered or qualified for such sale with the Securities and Exchange Commission and any appropriate state agencies. The Corporation is not obligated to so register or qualify such Shares.

     13. CONSTRUCTION. As used herein, the singular shall include the plural, and vice versa, and the masculine shall include the feminine.

     14. GOVERNING LAW. The interpretation and performance of the Plan shall be governed by the laws of the State of Delaware.

     15. EXECUTION. To record the adoption of the amended and restated Plan by the Board, the Corporation has caused its duly authorized officer to affix the corporate name and seal hereto.

                                   STANFORD TELECOMMUNICATIONS, INC.



                                   By
                                       ------------------------------------

                                   As its
                                          ---------------------------------

                        STANFORD TELECOMMUNICATIONS, INC.
                             1991 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT


     Stanford Telecommunications, Inc., a Delaware corporation (the "Company"), hereby grants an option to purchase Shares of its common stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's 1991 Stock Option Plan (the "Plan").


Date of Option Grant: __________ __, 199_

Name of Optionee: __________________________________________________________

Optionee's Social Security Number: ____-___-____

Number of Shares of Common Stock Covered by Option: __________

Exercise Price per Share: $____.___ (must be at least 100% of Fair Market Value on the Date of Option Grant)

Vesting Start Date:  __________ __, 199_



     BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ENCLOSED.



Optionee: ________________________________________________________________
                                   (Signature)



Company:  ________________________________________________________________
                                   (Signature)

Title:  ___________________________________



Attachment

                        STANFORD TELECOMMUNICATIONS, INC.
                             1991 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT



INCENTIVE STOCK OPTION   This option is intended to be an incentive stock option
                         under section 422 of the Internal Revenue Code and will be interpreted accordingly.

VESTING Your right to exercise this option vests as to 25% of the shares covered by this option on each one-year anniversary of the Vesting Start Date, as shown on the cover sheet. The number of Shares which may be purchased under this option by you at the Purchase Price shall be equal to the difference between (i) the product of the number of one-year anniversaries of your continuous employment with the Company (including all days of any approved leaves of absence) from the Vesting Starting Date times the number of Shares covered by this option times .25 minus (ii) the number of Shares purchased pursuant to this Option prior to such exercise. The resulting number of Shares will be rounded to the nearest whole number. No additional Shares will vest after your Company service has terminated for any reason.


TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)


REGULAR TERMINATION      If your service as an employee of the Company (or any
                         subsidiary) terminates for any reason except death or Disability, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.


DEATH If you die as an employee of the Company (or any subsidiary), then your option will expire at the close of business at Company headquarters on the date _____ months after the date of death. During that period, your estate or heirs may exercise the vested portion of your option.


DISABILITY               If your service as an employee of the Company (or any
                         subsidiary) terminates because of your disability, then your option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

                         "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve months.

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LEAVES OF ABSENCE        For purposes of this option, your service does not
                         terminate when you go on a BONA FIDE leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of this Option qualifying as an incentive stock option, your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract.
                         Your service terminates in any event when the approved leave ends unless you immediately return to active work.

                         The Company determines which leaves count for this purpose, and when your service terminates for all purposes under the Plan.


RESTRICTIONS ON EXERCISE The Company will not permit you to exercise this option if the issuance of Shares at that time would violate any law or regulation.


NOTICE OF EXERCISE       When you wish to exercise this option, you must notify
                         the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase.
                         Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                         If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.


FORM OF PAYMENT          When you submit your notice of exercise, you must
                         include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                         - Your personal check, a cashier's check or a money order.

                         - Common Shares which have already been owned by you for more than _________ months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

                         - By delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

WITHHOLDING TAXES             You will not be allowed to exercise this option
                              unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of the option shares.


RESTRICTIONS ON RESALE        By signing this Agreement, you agree not to sell
                              any option Shares at a time when applicable laws, regulations or Company or underwriter trading policies prohibit a sale.

TRANSFER OF OPTION            Prior to your death, only you may exercise this
                              option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or by beneficiary designation.

                              Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.


RETENTION RIGHTS              Your option or this Agreement do not give you the
                              right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserve the right to terminate your service at any time and for any reason.


SHAREHOLDER RIGHTS            You, or your estate or heirs, have no rights as a
                              shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.


ADJUSTMENTS                   In the event of a stock split, a stock dividend or
                              a similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.


APPLICABLE LAW                This Agreement will be interpreted and enforced
                              under the laws of the State of Delaware.


THE PLAN AND                  The text of the Plan is incorporated in this
OTHER                         Agreement by reference. Certain capitalized terms
AGREEMENTS                    used in this Agreement are defined in the Plan.

                              This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

     BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.



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